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                                                                     EXHIBIT 10C

                                                                       EXHIBIT F
                                VOTING AGREEMENT


                 THIS AGREEMENT, made at of this 31st day of March, 1996, among those persons whose names appear on the signature page of this Agreement under the heading "Voter" (hereinafter, together with persons who may succeed them as hereinafter provided, called the "Voter"), those persons whose names appear on the signature page of this Agreement under the heading "Stockholders" (hereinafter, each a "Stockholder"), and The Fresh Juice Company, Inc., a Delaware corporation (hereinafter, the "Company")

                 WHEREAS, in order to enhance the continuity of the management of the Company and to facilitate the transactions contemplated by that certain Merger Agreement, dated as of the date hereof, among the Company, The Fresh Juice Company of Florida, Inc., Clear Springs Citrus, Inc., Brian Duffy and The Bogen Group, L.L.C. (the "Merger Agreement"), the parties hereto desire to enter into this Agreement,

                 NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

                 1. Each Stockholder agrees that, for the term of this Agreement, all shares of common stock, par value $.01 per share of the Company (the "Common Stock") held by such Stockholder at any time and from time to time, shall be voted by the Voter in the manner hereafter provided, and to that end does hereby irrevocably constitute the Voter as his proxy to vote the same as so provided. Each Stockholder represents and warrants that the shares of Common Stock listed on Exhibit A hereto opposite such Stockholder's name constitute all of the shares of Common Stock of the Company owned
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by such Stockholder as of the date hereof, and all such shares are hereinafter collectively referred to as the "Shares". Each Stockholder hereby represents and warrants to the Voter that (a) he owns and has the right to vote the number of shares of the Common Stock set forth opposite his name on Exhibit A attached hereto, (b) he has full power to enter into this Agreement and has not, prior to the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement other than that certain Stockholders Agreement, dated as of the date hereof, between Steven Smith and Steven M. Bogen (the "Stockholders Agreement") and (c) he will not take any action inconsistent with the purposes and provisions of this Agreement, other than the sale, at any time and from time to time, of the Shares effectuated through a broker on the NASDAQ Small-Cap System.

                 2. In the event that subsequent to the date of this Agreement any shares of Common Stock are issued on, or in exchange for, any of the Shares held by the Stockholders by reason of any stock dividend, stock split, consolidation of shares, reclassification, or consolidation such Shares shall be deemed to be Shares for purposes of this Agreement.

                 3. The Voter shall have the power and authority to vote the Shares at the 1996 Annual Meeting of Stockholders of the Company with respect to all matters relating to the transactions contemplated by the Merger Agreement, and in particular the amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of capital stock of the Company; provided, however, that the Voter may not vote the Shares in any manner inconsistent with the terms of the Stockholders Agreement; and further, provided, that the Voter shall have no right to vote





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the Shares in connection with issues or votes not directly related to the transactions contemplated in the Merger Agreement or the Amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of capital stock of the Company. In casting the votes, the Voter shall not be held by this Agreement to any specified standard of care or fiduciary responsibility and in no event shall he be liable to any of the Stockholders except for his gross negligence or wilful misconduct.

                 In addition, (a) The Voter shall have no duties or responsibilities other than those expressly set forth herein. The Voter shall have no duty to enforce any obligation of any person, or to perform any other act. The Voter shall be under no liability to any party hereto or to anyone else by reason of any failure on the part of any party hereto or any other person to perform such person's obligations under any such document. Except for joint instructions given to the Voter by all parties hereto, the Voter shall not be obligated to recognize any agreement between any or all of the persons referred to herein, notwithstanding that references thereto may be made herein and whether or not he has knowledge thereof.

                 (b) The Voter shall not be liable to the other parties hereto or to anyone else for any action taken or omitted by him, or any action suffered by him to be taken or omitted, in good faith and in the exercise of his own best judgment. The Voter may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Voter), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as





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to the truth and acceptability of any information therein contained) which is believed by the Voter to be genuine and to be signed or presented by the proper person or persons. The Voter shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a writing delivered to the Voter signed by all parties hereto and, if the duties or rights of the Voter are affected, unless it shall give its prior written consent thereto.

                 (c) The Voter shall not be responsible for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of, any document or property received, held or delivered by him hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein, nor shall the Voter be responsible or liable to the other parties hereto or to anyone else in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document or property or this Agreement.

                 (d) The Voter shall have the right to assume in the absence of written notice to the contrary from the proper person or persons that a fact or an event by reason of which an action would or might be taken by the Voter does not exist or has not occurred, without incurring liability to the other parties hereto or to anyone else for any action taken or omitted, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

                 (e) The Voter shall be indemnified and held harmless by each Stockholder from and against any and all expenses, including





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counsel fees and disbursements, or loss suffered by the Voter in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Agreement or the services of the Voter hereunder. Promptly after the receipt by the Voter of notice of any demand or claim or the commencement of any action, suit or proceeding, the Voter shall, if a claim in respect thereof is to be made against any of the other parties hereto, notify such other parties thereof in writing; but the failure by the Voter to give such notices shall not relieve any party from any liability which such party may have to the Voter hereunder. For the purposes hereof, the term "expense or loss" shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Voter and all costs and expenses, including but not limited to, counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.

                 4. This Agreement shall terminate and expire on the earlier of (a) immediately following the completion of the 1996 Annual Meeting of the Stockholders of the Company, including any adjournment thereof or (b) December 31, 1996.

                 5. This Agreement shall be binding upon and inure to the benefit of the parties hereto and upon and to others as follows:

                 Any Stockholder: Upon and to his estate or personal representative and his legal heirs, executors or administrators and transferees who are immediate family members of the Stockholder.






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                 Any Voter:  Upon and to any person who shall succeed to or replace such person as such director; and

                 The Company: any one or more successor(s) by way of merger, consolidation, sale of assets or otherwise.

                 6. The Company shall cause executed counterparts or certified copies of this Agreement to be deposited in its principal offices and to be made available at reasonable times and intervals for inspection by any stockholder of the Company requesting such inspection.

                 7. Each Stockholder expressly agrees that this Agreement shall be specifically enforceable in any court of competent jurisdiction in accordance with its terms against each of the parties hereto.

                 8. This Agreement shall be construed and enforced in accordance with the laws of the State of New Jersey governing corporations organized under the laws of that state.

                 IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                                    /s/ Craig M. Lessner
VOTER:                            ------------------------------------
                                        Craig M. Lessner, Esq.

                 AND, In the event that Craig M. Lessner is deceased or incapacitated at the time of the 1996 Annual Meeting of the Stockholders of the Company, including any adjournment thereof, then

                                        /s/ Charles R. Berman
                                        ------------------------------------
                                            Charles R. Berman


STOCKHOLDERS:                           /s/ Steven Smith
                                        ------------------------------------
                                            Steven Smith

                                        /s/ Steven M. Bogen
                                        ------------------------------------
                                            Steven M. Bogen

                                        /s/ Albert L. Rountree, IV
                                        ------------------------------------
                                            Albert L. Rountree, IV




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                                        /s/ Daniel Petry
                                        ------------------------------------
                                        Daniel Petry

                                        /s/ Mark Feldman
                                        ------------------------------------
                                        Mark Feldman

                                        /s/ James Coyle
                                        ------------------------------------
                                        James Coyle

                                        THE FRESH JUICE COMPANY, INC.


                                        By: /s/ Steven Smith
                                           --------------------------------
                                           Steven Smith, President



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                                   EXHIBIT A


Steven M. Bogen - 629,508 shares of Common Stock of the Company

Steve Smith - 1,588,600 shares of common Stock of the Company

Daniel Petry - 288,648 shares of Common Stock of the Company

Albert L. Rountree, IV - 161,994 shares of Common Stock of the Company

Mark Feldman - 37,050 shares of Common Stock of the Company

James Coyle - 22,800 shares of Common Stock of the Company





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